UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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CDW Corporation

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NOTICE OF

ANNUAL MEETING

OF SHAREHOLDERS

AND

PROXY STATEMENT

May 20, 2004

CDW Corporation
200 North Milwaukee Avenue
Vernon Hills, Illinois 60061

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
2004

April 15, 2004

Dear Fellow Shareholders:

On behalf of the Board of Directors and management, you are cordially invited to attend our 2004 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 20, 2004, at 5:00 p.m. Central Time, at our office located at 26125 North Riverwoods Boulevard, Mettawa, Illinois 60045. I believe the Annual Meeting provides an excellent opportunity for you to become better acquainted with our business and our management team. Members of the Board of Directors, management and I look forward to personally greeting those shareholders who are able to attend the Annual Meeting. We have posted directions to the meeting location on our website at www.cdw.com/investor.

You will find information regarding the matters to be voted on in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. A copy of our Annual Report to Shareholders is enclosed with these materials.

Your vote is important. Please sign and date the enclosed proxy card and return it promptly in the envelope provided unless you intend to vote by telephone, over the Internet or in person. You may still attend the Annual Meeting even if you have submitted your proxy.

The Board of Directors and I thank you for your continued support and hope you will attend the meeting.

Sincerely yours, John A. Edwardson Chairman and Chief Executive Officer

CDW CORPORATION
200 North Milwaukee Avenue
Vernon Hills, Illinois 60061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 20, 2004

Time:	5:00 p.m.

Place:	26125 North Riverwoods Boulevard, Mettawa, Illinois 60045

Purpose:	To vote on the following matters:

	Proposal 1:	To elect nine directors
	Proposal 2:	To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as independent accountants for CDW for 2004
	Proposal 3:	To approve the 2004 Non-Employee Director Equity Compensation Plan

Shareholders will also conduct any other business which is properly raised. The Board of Directors is not currently aware of any other proposals or matters to be presented at the meeting.

Record Date:	April 1, 2004

How to Vote:	Written Ballot:	Complete and return your proxy card
	Telephone:	Call 1-800-690-6903
	Internet:	Go to www.proxyvote.com
	In Person:	Attend the meeting at 26125 North Riverwoods Boulevard, Mettawa, Illinois 60045

We are pleased to invite you to attend the CDW Corporation Annual Meeting of Shareholders on May 20, 2004. Most shareholders do not attend the meeting in person but vote by proxy or by using the telephone or Internet. However, as long as you were a shareholder on April 1, 2004, you are invited to attend.

Your vote is important. Even if you plan to attend the meeting in person, please sign, date and return your proxy card in the envelope provided, call the toll-free number or log onto the Internet.

Vice President, General Counsel
and Corporate Secretary

Table of Contents

General Information About the Meeting	1

Proposals
Proposal 1: Election of Directors	4
Proposal 2: Ratification of the Selection of Independent Accountants	8
Proposal 3: Approval of the 2004 Non-Employee Director Equity Compensation Plan	9

Company Information
Corporate Governance	14
Board of Directors	14
Audit Committee	14
Compensation and Stock Option Committee	14
Corporate Governance Committee	15
Nominating Committee	15
Shareholder Recommendations of Candidates for the Board of Directors	16
Shareholder Communications with the Board of Directors	16
Director Compensation	16
Stock Beneficially Owned by Directors, Executive Officers and Our Largest Shareholders	17
Equity Compensation Plan Information	18
Management	19
Employment Related Agreements	20
Certain Arrangements with Other Executive Officers	21
Transitional Compensation Agreements	21
Executive Compensation Protection Plan	22
Certain Transactions	22
Executive Compensation	23
Summary Compensation Table	23
Options Grants in 2003	24
2003 Option Exercises and Fiscal Year-End Option Values	24
Compliance with Section 16(a) of the Securities Exchange Act of 1934	24
Report of the Compensation and Stock Option Committee	25
Report of the Audit Committee	27
Stock Performance	28
Shareholder Proposals for the 2005 Annual Meeting	28
Annex A — 2004 Non-Employee Director Equity Compensation Plan	A-1
Annex B — Audit Committee Charter	B-1

This proxy statement is issued in connection with the 2004 Annual Meeting of Shareholders scheduled for May 20, 2004. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 15, 2004.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the Annual Meeting?

The purpose of our 2004 Annual Meeting of Shareholders (the “Annual Meeting”) is to vote on (i) the election of directors, (ii) the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent accountants for 2004 and (iii) the approval of the 2004 Non-Employee Director Equity Compensation Plan. In addition, members of the Board of Directors and management will respond to questions from our shareholders.

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement because you are entitled to vote at the Annual Meeting. This Proxy Statement is intended to provide you with information on the proposals to be decided at the Annual Meeting and is furnished in connection with the solicitation of proxies by our Board of Directors.

Who is entitled to vote?

Holders of our Common Stock as of April 1, 2004 may vote at the Annual Meeting. On April 1, 2004, there were 83,957,932 shares of our Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of our Common Stock held on April 1, 2004.

Who can attend the Annual Meeting?

Only holders of our Common Stock as of April 1, 2004, or their properly appointed proxies, may attend the Annual Meeting. We have posted directions to the meeting location on our website at www.cdw.com/investor.

How do I vote?

If you are a shareholder of record, you can attend the Annual Meeting and vote in person. You can also vote (i) by returning the enclosed proxy card, (ii) by telephone at 1-800-690-6903 or (iii) through the Internet at www.proxyvote.com. The deadline for voting by telephone or through the Internet is 11:59 p.m. Eastern Time on May 19, 2004.

If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

What constitutes a quorum?

We need a quorum at the Annual Meeting in order to vote on each of the proposals and any other business properly brought for vote. A majority of the 83,957,932 shares of our Common Stock issued and outstanding on April 1, 2004 must be represented, in person or by proxy, to have a quorum at the Annual Meeting.

If there is a quorum at the Annual Meeting, what vote is required to approve each proposal?

Proposal 1: Election of Directors. To elect the director nominees, we will need the affirmative vote of the holders of a majority of the shares counted as present and entitled to vote on the election of directors.

Proposal 2: Ratification of the Selection of Independent Accountants. To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent accountants for 2004, we will need the affirmative vote of the holders of a majority of the shares counted as present and entitled to vote on the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP.

Proposal 3: Approval of the 2004 Non-Employee Director Equity Compensation Plan. To approve the 2004 Non-Employee Director Equity Compensation Plan, we will need the affirmative vote of the holders of a majority of the shares counted as present and entitled to vote on the approval of the Plan.

How do the Board and the Audit Committee recommend I vote?

The Board recommends a vote FOR the election of the nine director nominees and FOR the approval of the 2004 Non-Employee Director Equity Compensation Plan. The Board and the Audit Committee recommend a vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent accountants for 2004.

How will my shares be voted if I sign, date and return my proxy card?

If you sign, date and return your proxy card, your shares will be voted as you direct. If you do not indicate how you want your shares voted, your proxy will be voted for the election of the nine director nominees, for the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP and for the approval of the 2004 Non-Employee Director Equity Compensation Plan.

How will my shares be voted if I sign, date and return my proxy card marked “ABSTAIN”?

We will treat shares marked “ABSTAIN” as present and entitled to vote on each proposal, but we will not count such shares as votes for or against any proposal. However, to approve a proposal, we need the affirmative vote of a majority of the shares treated as present at the meeting and eligible to vote on the proposal. This means that a vote to “ABSTAIN” with respect to a proposal is similar to a vote against the proposal.

How will broker non-votes be treated?

A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the beneficial owner and lacks discretionary voting authority with respect to that matter. We will treat broker non-votes as present to determine whether or not we have a quorum at the Annual Meeting; however, they will not be treated as entitled to vote on the proposals for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether any proposal passes.

How will proxies be voted for any other matters brought before shareholders at the meeting?

If any additional matters are properly brought before shareholders at the Annual Meeting, the persons holding the proxies will vote the proxies in accordance with their best judgment. We are currently not aware of any business other than the three proposals described in this proxy statement to be considered at the meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you can change your vote before the proxy is exercised by (i) voting in person by ballot at the meeting, (ii) returning a written revocation or later-dated proxy card or (iii) entering a new vote by telephone or on the Internet at any time prior to 11:59 p.m. Eastern Time on May 19, 2004.

If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how you may change your vote.

Who will count the votes?

The election inspectors we have appointed for the meeting will count the votes.

Who pays to prepare, mail and solicit the proxies?

We pay all of the costs of preparing, mailing and soliciting proxies. We ask brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners of our shares and to obtain authority to execute proxies and we reimburse them for their costs in doing this. In addition to solicitation by mail and electronic delivery, some of our directors, officers and regular employees may, without extra compensation, solicit proxies by telephone, e-mail, facsimile, telegraph and personal interview. Although we have not engaged a proxy solicitor in connection with the Annual Meeting, we may elect to do so and, in such case, would pay a customary fee for these services.

Can I elect to receive future proxy statements and annual reports electronically?

Yes. You may elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by indicating you would like electronic copies and providing your e-mail address in the space provided on the proxy card. If you vote electronically at www.proxyvote.com, you may elect to receive these materials over the Internet in the future by providing your e-mail address after you vote. Your election to view these documents over the Internet will remain in effect until you elect otherwise.

Please be aware that if you choose to vote or access these materials over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to receive future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to receive those materials and vote.

PROPOSALS

PROPOSAL 1
ELECTION OF DIRECTORS

The first proposal to be presented at the Annual Meeting is the election of nine directors. The Nominating Committee of our Board of Directors has recommended the nine candidates described below. Each of these nine nominees currently serves on our Board of Directors. Unless you direct otherwise, the persons named as proxies on the enclosed proxy card intend to vote in favor of the election of all nine nominees.

The directors elected at the meeting will be elected to serve until the 2005 Annual Meeting of Shareholders. All of the nominees have consented to serve if elected and we have no reason to believe that any of them will be unable to serve. Should any nominee become unable to serve, proxies may be voted for another person designated by our Board of Directors. None of the nominees are related.

The Board of Directors recommends a vote “FOR” all nominees.

Michelle L. Collins Age: 44 Director since April 1996 Board Committees: Audit (Chair) Compensation and Stock Option
Ms. Collins is Managing Director of Svoboda, Collins L.L.C., a private equity firm. From 1992 through January 1998, Ms. Collins was a principal at William Blair & Company, L.L.C. Ms. Collins currently serves on the Board of Directors of Coldwater Creek, Inc. and Molex, Inc. Ms. Collins is also a director of several civic organizations and private companies. Ms. Collins is a 1982 graduate of Yale University and a 1986 graduate of the Harvard Graduate School of Business.

Casey G. Cowell Age: 51 Director since November 1999 Board Committee: Compensation and Stock Option (Chair)
Mr. Cowell is Chairman and principal owner of Durandal, Inc., a holding company for several diversified private companies. Previously, Mr. Cowell co-founded U.S. Robotics, one of the world’s leading suppliers of data communications products and systems. He served as Chairman and Chief Executive Officer of U.S. Robotics from its inception in 1976 until its acquisition by 3Com in June 1997. Mr. Cowell is a 1975 graduate of the University of Chicago.

John A. Edwardson Age: 54 Director since January 2001 Chairman
Mr. Edwardson serves as our Chairman of the Board of Directors and Chief Executive Officer. Prior to joining us in January 2001, Mr. Edwardson served as Chairman and Chief Executive Officer of Burns International Services Corporation from 1999 until 2000. Mr. Edwardson previously served as a director (1994-1998), President (1994-1998) and Chief Operating Officer (1995-1998) of UAL Corporation and United Airlines. Mr. Edwardson served as Executive Vice President and Chief Financial Officer of Ameritech Corporation from 1991 until 1994. Mr. Edwardson currently serves on the Board of Directors of FedEx Corporation and Household International and serves on the Board of Trustees of Purdue University. Mr. Edwardson is a 1971 graduate of Purdue University where he earned a Bachelor of Science in Industrial Engineering and a 1972 graduate of the University of Chicago where he earned a Masters Degree in Business Administration.

Daniel S. Goldin Age: 63 Director since May 2002 Board Committees: Corporate Governance Nominating
Mr. Goldin sits on the Board of Directors of Lucent Technologies, the Board of Trustees of the National Geographic Society, is a Senior Fellow at The Neurosciences Institute and a Distinguished Fellow at the Council on Competitiveness. Mr. Goldin is a member of the National Academy of Engineering. He recently founded The Intellisis Corporation, a company that focuses on high tech consulting and intellectual property development. Previously, as NASA’s longest serving Administrator from 1992-2001, he directly served three U.S. Presidents. Prior to his service to our nation, he served as Vice President and General Manager of the TRW Space and Technology Group. He began his career at NASA’s Glenn Research Center working on electric propulsion systems for human interplanetary travel. He graduated from the City College of New York in 1962 with a Bachelor of Science degree in Mechanical Engineering.

Donald P. Jacobs Age: 76 Director since November 1999 Board Committees: Audit Corporate Governance (Chair) Nominating (Chair)
Mr. Jacobs is the Gaylord Freeman Distinguished Professor of Banking and Dean Emeritus of the Kellogg School of Management and has been a member of the Kellogg faculty since joining the school in 1957. He serves on the Board of Directors of Hartmarx Corporation, ProLogis Trust and Terex Corporation. Mr. Jacobs is a graduate of Roosevelt University where he earned a Bachelor of Arts degree in Economics in 1949 and a graduate of Columbia University where he earned a Master of Arts degree in Economics in 1951 and a Doctorate in Economics in 1956. Mr. Jacobs has received numerous honorary degrees from prestigious national and international universities.

Michael P. Krasny Age: 50 Director since June 1984 Board Committee: Corporate Governance
Mr. Krasny is President of Sawdust Investment Management Corp., a private investment management company exclusively servicing its own investment portfolio. He is our founder and currently serves as a director and is Chairman Emeritus. Mr. Krasny served as Chairman of the Board and our Chief Executive Officer from our inception through May 2001 and January 2001, respectively, and served as President from our inception through December 1990. Mr. Krasny is a 1975 graduate of the University of Illinois where he earned a Bachelor of Science degree in Finance.

Terry L. Lengfelder Age: 66 Director since May 2001 Board Committees: Audit Corporate Governance Nominating
Mr. Lengfelder is a retired partner of Andersen (formerly Arthur Andersen LLP), where he served as a regional managing partner and in various other assignments from 1972 to 1998. Mr. Lengfelder also served as Chairman of the Board of Partners of Andersen Worldwide in 1993 and 1994. Mr. Lengfelder has been a member of the Board of Directors of Lanoga Corporation since 1999. Mr. Lengfelder served on the Board of Directors of Burns International Services Corporation from 1999 until 2000 and was chairman of the Finance and Audit Committee. He also serves on the Board of Trustees and as Vice-Chairman of Northwest Hospital and Medical Center. Mr. Lengfelder is a 1961 graduate of Washington University with a Bachelor of Science degree in Business Administration.

Susan D. Wellington Age: 45 Director since July 2002 Board Committee: Compensation and Stock Option
Ms. Wellington served as President of U.S. Beverages for The Quaker Oats Company of PepsiCo, from 1998 through March 2002. She held several marketing positions in the Gatorade division of Quaker, including Vice President of Marketing, U.S. Gatorade, from 1994 through 1997, and Vice President Strategy and Market Development, Worldwide Gatorade, from 1991 through 1994. Ms. Wellington is a 1981 graduate of Yale University and holds a Bachelor of Arts degree in Math and Economics.

Brian E. Williams Age: 53 Director since January 2000 Board Committee: Compensation and Stock Option
Mr. Williams is President and Chief Executive Officer of Element 79 Partners, a full service advertising agency. Prior to joining Element 79 Partners in 2001, Mr. Williams was President of Foote, Cone & Belding Chicago, an advertising firm. Prior to 1998, Mr. Williams was an Executive Vice President at Leo Burnett Company, also an advertising firm. He serves on the Board of Directors of Element 79 Partners and serves on the Board of Trustees of Children’s Memorial Hospital in Chicago, Illinois. Mr. Williams earned his Bachelor of Arts degree from Dartmouth College in 1972 and is a 1975 graduate of Northwestern University’s Kellogg School of Management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The second proposal to be presented at the Annual Meeting is the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent accountants for the 2004 fiscal year. If the shareholders do not ratify the selection or if PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting or if their appointment is otherwise discontinued, the Audit Committee will appoint other independent accountants.

PricewaterhouseCoopers LLP has audited our financial statements since March 31, 1992. We expect that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting; they will have the opportunity to make a statement and will be available to respond to appropriate questions.

In addition to retaining PricewaterhouseCoopers LLP to audit our financial statements, we engage them from time to time to perform other services. The table below shows the total fees billed by PricewaterhouseCoopers LLP for their services to us in 2002 and 2003.

Fee Type	2002		2003
Audit Fees	$371,220		$404,302
Audit Related Fees (1)	86,783		39,689
Tax Fees (2)	107,540		26,235
All Other Fees (3)	392,808		66,899
Total	$958,351	(4)	$537,125

(1)	Includes benefit plan audits, due diligence in connection with acquisitions and, for 2002 only, internal control reviews.

(2)	Includes tax planning, tax-related informational services provided to CDW coworkers, state tax consulting and tax advice in connection with acquisitions.

(3)	Includes assistance with internal review of practices, and implementation of additional controls, with regard to compliance with terms of government contracts.

(4)	The total fees reported above for 2002 differs by $18,351 from the total fees for 2002 reported in the proxy statement for our 2003 Annual Meeting of Shareholders. This difference is due primarily to an invoice for audit related services performed in 2002 that we received after the date on which the proxy statement for the 2003 Annual Meeting was filed.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

The Audit Committee has adopted a policy requiring pre-approval by the committee of all services (audit and non-audit) to be provided to us by our independent accountants. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by PricewaterhouseCoopers LLP for 2004. All other services must be specifically pre-approved by the Audit Committee or by a member of the Audit Committee to whom the authority to pre-approve the provision of services has been delegated.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE
“FOR” PROPOSAL 2.

PROPOSAL 3
APPROVAL OF THE 2004 NON-EMPLOYEE DIRECTOR
EQUITY COMPENSATION PLAN

Introduction

The Board of Directors is proposing the 2004 Non-Employee Director Equity Compensation Plan (the “2004 Director Plan”) for shareholder approval.

Non-employee directors currently are eligible to receive equity awards under the CDW 2000 Incentive Stock Option Plan (the “2000 Plan”), which was approved by shareholders in 2000. In 2002, shareholders approved an amendment to the 2000 Plan. The 2000 Plan provides for both non-discretionary and discretionary grants of stock options to our non-employee directors.

In 2003, the Corporate Governance Committee of the Board of Directors, in consultation with outside compensation consultants, undertook an analysis of our compensation package for non-employee directors. Following this analysis, the Corporate Governance Committee recommended to the Board that the compensation package for non-employee directors be changed by reducing the value of the equity awards made to non-employee directors and increasing the value of the cash retainer. To effectuate the recommended changes to the equity component of the compensation package for non-employee directors, the Board of Directors has adopted, subject to shareholder approval, the 2004 Director Plan. If shareholders approve the 2004 Director Plan, the 2000 Plan will be amended so that no further equity awards will be made to non-employee directors under the 2000 Plan. If shareholders do not approve the 2004 Director Plan, non-employee directors will continue to receive equity awards under the current terms of the 2000 Plan. For further discussion of the changes to be made to the director compensation package, including changes to be made to the cash retainer, please see “Director Compensation” on page 16.

Description of the 2004 Director Plan

The following is a summary of the 2004 Director Plan, which is qualified in its entirety by reference to the text of the 2004 Director Plan. The 2004 Director Plan is attached as Annex A to this Proxy Statement and is incorporated herein by reference.

Administration

A committee appointed by our Board of Directors will administer the 2004 Director Plan. Each member of the committee will be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and will be independent within the meaning of the rules of the Nasdaq Stock Market.

The committee will be authorized to interpret the 2004 Director Plan and its application and, subject to the terms of the 2004 Director Plan, to establish rules and regulations as it deems necessary or desirable for its administration. The committee may, for any reason at any time, take action to cause any or all outstanding options granted under the 2004 Director Plan to become exercisable in part or in full or to cause all or any portion of the restriction period applicable to any restricted stock award to lapse. However, the committee will not have authority to reprice a previously granted option without shareholder approval.

Shares Available

The maximum number of shares of our Common Stock available under the 2004 Director Plan is 400,000 (subject to adjustment in the event of a stock split, stock dividend or other similar change in capitalization). To the extent that shares subject to an award made under the 2004 Director Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock will again be available under the 2004 Director Plan.

The Board of Directors has determined that if shareholders approve the 2004 Director Plan, the number of available shares under the CDW Senior Management Incentive Plan, which was approved by shareholders in 2000, will be reduced by 400,000. As a result, shareholder approval of the 2004 Director Plan will not result in any increase in the total number of shares available for equity awards under all of our existing equity plans.

Eligibility

Only our non-employee directors will be eligible to participate in the 2004 Director Plan. We currently have eight non-employee directors.

Non-Discretionary Equity Awards to Non-Employee Directors

Non-employee directors will automatically be granted the following equity awards:

Options. On the date of the 2004 Annual Meeting of Shareholders, and on the date of each subsequent Annual Meeting of Shareholders, each person who is a non-employee director immediately following such annual meeting will receive an option to purchase shares of Common Stock, which option will have a value equal to $150,000, determined in accordance with the Black-Scholes valuation model. A non-employee director who is first elected or begins to serve on a date other than the date of an annual meeting will on the date he or she becomes a director receive an option to purchase shares of Common Stock having a value equal to $150,000 multiplied by a fraction (i) the numerator of which is the number of days between (A) the date the director is first elected or begins to serve and (B) the date that is one year after the date of the previous year’s annual meeting and (ii) the denominator of which is 365. Options granted pursuant to the 2004 Director Plan will become exercisable in annual one-fifth increments over the five-year period following the date of grant, expire ten years after the date of grant and have an exercise price equal to 100% of the fair market value of a share of Common Stock on the date of grant.

Restricted Stock. Each person who is first elected or first begins to serve as a non-employee director, other than by reason of termination of employment, will automatically be granted 1,000 (subject to adjustment in the event of a stock split, stock dividend or other similar change in capitalization) shares of restricted stock upon the date of his or her initial election or commencement of service. The restriction period with respect to such shares will lapse five years after the date of grant if the recipient remains a non-employee director throughout such five-year period. If the recipient does not remain a non-employee director throughout such five-year period, the shares will be forfeited. If, however, the recipient’s service as a director terminates by reason of disability (as defined in the 2004 Director Plan), retirement (as defined in the 2004 Director Plan) or death, the restrictions applicable to the shares will lapse as of the date of the termination of the director’s service and the shares will vest. During the restricted period, non-employee directors will be entitled to vote and receive regular cash dividends on their restricted shares.

Exercise of Options Following Termination of Service

The following rules apply to options granted under the 2004 Director Plan in the case of the termination of a non-employee director’s service as such:

•	If a non-employee director ceases to be a director because of a disability, each option granted to the director will become fully exercisable and may be exercised until and including the earlier of (i) three years after the effective date of the termination of service and (ii) the expiration date of the option. The 2004 Director Plan defines disability to mean the inability of a non-employee director substantially to perform his or her duties and responsibilities for a continuous period of at least six months.

•	If a non-employee director retires after 10 years or more of continuous service as a non-employee director or after reaching our mandatory retirement age for a director, if any, each option granted to the director will become exercisable in accordance with the vesting provisions in the agreement relating to the option and may be exercised until and including the earlier of (i) five years after the effective date of his or her retirement and (ii) the expiration date of the option.

•	If a non-employee director’s service is terminated because of his or her death, each option granted to the director will become fully exercisable and may thereafter be exercised by his or her executor, administrator, legal representative, beneficiary or similar person until the earlier of (i) three years after the date of death and (ii) the expiration date of the option.

•	If a non-employee director ceases to be a director for cause (as defined in the 2004 Director Plan), each option granted to the director will automatically terminate on the date he or she ceases to be a director.

•	If a non-employee director’s service terminates for any reason other than disability, retirement, death or for cause, each option granted to the director will be exercisable only to the extent such option is exercisable on the effective date of his or her termination of service and may be exercised until the earlier to occur of (i) three years after the effective date of such termination of service and (ii) the expiration date of the option.

Change in Control

Upon a change in control (as defined in the 2004 Director Plan) in which our shareholders receive shares of common stock that are publicly traded, (i) all outstanding options granted under the 2004 Director Plan will immediately become fully exercisable, (ii) the restrictions applicable to any restricted stock award will lapse, and (iii) there will be substituted for each share of Common Stock available under the 2004 Director Plan, whether or not then subject to an outstanding stock option or restricted stock award, the number and class of shares into which each outstanding share of our Common Stock would be converted or for which it would be exchanged pursuant to the change in control. In the event of any such substitution, the exercise price per share of each option will be appropriately adjusted.

Upon a change in control in which our shareholders receive consideration other than shares of common stock that are publicly traded, each outstanding option and restricted stock award granted under the 2004 Director Plan will be surrendered and cancelled. In such event, option holders will receive a cash payment in an amount equal to the number of shares of our Common Stock then subject to the option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to our shareholders in any transaction in which the change in control takes place and (B) the fair market value of a share of our Common Stock on the date of the change in control over (ii) the purchase price per share of our Common Stock subject to the option. Holders of restricted stock awards will receive a cash payment equal to the number of shares subject to the award multiplied by the greater of (A) the highest per share price offered to our shareholders in any transaction in which the change in control takes place and (B) the fair market value of a share of our Common Stock on the date of the change in control.

Exercise of Options; Non-Transferability; Designation of Beneficiaries

Payment for shares of Common Stock purchased upon the exercise of an option granted pursuant to the 2004 Director Plan will be made as described in the agreement related to such option. Such agreement may provide for payment (i) in cash, (ii) by delivery of certain previously-acquired shares of Common Stock, (iii) to the extent permitted by law, in cash by a broker-dealer acceptable to us to whom the non-employee director has submitted an irrevocable notice of exercise or (iv) by a combination of cash and delivery of certain previously-acquired shares of Common Stock. Except as otherwise stated in the agreement relating to an option, no option granted under the 2004 Director Plan may be transferred other than by will or the laws of descent and distribution or pursuant to approved beneficiary designation procedures. Except to the extent permitted by the previous sentence, each option may be exercised during the non-employee director’s lifetime only by the non-employee director or his or her legal representative or similar person.

Amendments

The Board may amend the 2004 Director Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation. No amendment may impair the rights of a holder of an outstanding award granted under the 2004 Director Plan without the holder’s consent.

Effective Date and Termination

The 2004 Director Plan was adopted by the Board of Directors on April 7, 2004, subject to shareholder approval. If approved by shareholders at the Annual Meeting, the 2004 Director Plan will become effective as of the date of shareholder approval. The 2004 Director Plan will terminate ten years after its effective date, but may be terminated earlier by the Board of Directors.

Federal Income Tax Consequences

Below is a brief overview of the United States federal income tax consequences of awards made under the 2004 Director Plan. This overview should not be relied upon as being a complete description. It does not address the state or local tax aspects of awards granted under the 2004 Director Plan.

Options. A non-employee director will not recognize taxable income upon the grant of an option under the 2004 Director Plan. A non-employee director will recognize compensation taxable as ordinary income on the date he or she exercises an option, in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the purchase price paid for the shares. We will generally be allowed a corresponding deduction for federal income tax purposes.

Restricted Stock. A non-employee director will not recognize any income at the time of the grant of shares of restricted stock, unless the non-employee director makes an election to be taxed at such time. If the non-employee director makes such an election, he or she will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares over the amount, if any, paid for such shares. Otherwise, the non-employee director will recognize compensation taxable as ordinary income at the time the restrictions with respect to the shares lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by a non-employee director.

Benefits Table

The table below shows an estimate of the total number of options that would be granted on the date of the Annual Meeting to our non-employee directors if the 2004 Director Plan is approved by shareholders. The actual number of options will be determined on the basis of a Black-Scholes valuation to be conducted as of the date of the Annual Meeting. The estimate given below is made on the basis of a Black-Scholes valuation conducted as of April 1, 2004.

2004 Non-Employee Director Equity Compensation Plan

	Dollar Value	Estimated Number of Options (1)
Each non-employee director	$150,000	4,217	(2)
Non-employee director group (eight directors)	$1,200,000	33,736

(1)	The exercise price per share of options automatically granted to non-employee directors would be 100% of the fair market value of a share of our Common Stock on the date of grant of the option. On April 1, 2004, the closing transaction price per share of our Common Stock as reported on the Nasdaq Stock Market was $67.14.

(2)	As described in greater detail under “Director Compensation” on page 16, if shareholders do not approve the 2004 Director Plan, each non-employee director will receive, pursuant to the terms of the 2000 Plan, an option to purchase 10,000 shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
PROPOSAL 3.

COMPANY INFORMATION

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and Committee meetings by the Chairman and other officers. The Board has four standing committees, the principal responsibilities of which are described below. The Board has made an affirmative determination that each of our directors, other than Chairman and Chief Executive Officer John Edwardson, is independent within the meaning of the rules of the Nasdaq Stock Market.

The Board has adopted Corporate Governance Guidelines, which we have posted at www.cdw.com/corporategovernance. It has also adopted a Code of Business Conduct and Ethics, which applies to all of our coworkers and directors, and a separate Code of Ethical Conduct which imposes heightened obligations on our directors, executive officers and other senior financial personnel. The Code of Business Conduct and Ethics and the Code of Ethical Conduct are both posted at www.cdw.com/corporategovernance.

The Board of Directors met eight times in 2003. Each member of the Board of Directors attended more than 75% of the total number of meetings of the Board of Directors and the committees on which he or she served. We encourage, but do not require, our directors to attend annual meetings of shareholders. Six directors attended our 2003 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee monitors the integrity of our financial reporting process and our systems of internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of our independent accountants; directs the scope and monitors the performance of our Business Process Assurance department and provides an avenue of communication among the independent accountants, management, the Business Process Assurance department and the Board of Directors. The Audit Committee has the sole authority to appoint, determine funding for and oversee the independent accountants and is responsible for the pre-approval of all services to be provided by the independent accountants. In addition, the Audit Committee reviews our annual audited financial statements, quarterly financial results and earnings releases with management and the independent accountants before they are filed or distributed, oversees the Business Process Assurance department, establishes procedures for handling any complaints received about accounting, internal accounting controls or auditing matters, and has various other related responsibilities. The Board of Directors has adopted an Audit Committee Charter which we have included as Annex B to this proxy statement and posted at www.cdw.com/corporategovernance.

Michelle Collins (Chair), Donald Jacobs and Terry Lengfelder are members of the Audit Committee. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market. The Board has also determined that Terry Lengfelder is an audit committee financial expert, as such term is defined by the rules of the Securities and Exchange Commission. The Audit Committee met nine times in 2003.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee reviews and approves the compensation of our Chief Executive Officer and other executive officers; reviews and approves grants and/or awards of restricted stock, stock options and other forms of equity-based compensation; reviews and approves, as requested by management, termination packages for executive officers; provides oversight of management’s decisions concerning the compensation structure and compensation of other members of senior management; reviews incentive-compensation and equity-based plans, policies and programs and reviews trends in management compensation. The Board of Directors has adopted a Compensation and Stock Option Committee Charter, a copy of which we have posted at www.cdw.com/corporategovernance.

Michelle Collins, Casey Cowell (Chair), Susan Wellington and Brian Williams are members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee met five times in 2003.

Corporate Governance Committee

The Corporate Governance Committee reviews the size and composition of the Board and its committees; leads the Board’s annual review of our Chief Executive Officer’s performance; periodically reviews our corporate governance guidelines and practices; reviews director compensation matters; oversees the Board’s program for the orientation of new directors; oversees the Board’s program for the continuing education of directors and recommends to the Board any proposed changes with respect to these matters. In addition, the Corporate Governance Committee leads an annual review of the Board’s performance and effectiveness to facilitate the directors fulfilling their responsibilities and regularly discusses with our Chief Executive Officer and other members of senior management their views regarding our corporate governance. The Board of Directors has adopted a Corporate Governance Committee Charter, a copy of which we have posted at www.cdw.com/corporategovernance.

Daniel Goldin, Donald Jacobs (Chair), Michael Krasny and Terry Lengfelder are members of the Corporate Governance Committee. The Corporate Governance Committee met six times in 2003.

Nominating Committee

The Nominating Committee develops criteria for the selection of new directors; assists in identifying, interviewing and recruiting candidates for the Board of Directors; reviews the qualifications (including capability, ability to serve, conflicts of interest, reputation and other factors) before recommending a candidate for election or an incumbent for reelection; and recommends directors for appointment to Board committees. The Nominating Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources. The Board of Directors has adopted a Nominating Committee Charter, a copy of which we have posted at www.cdw.com/corporategovernance.

The Nominating Committee has not established any specific, minimum qualifications that must be met by director candidates or identified any specific qualities or skills that it believes our directors must possess. The Nominating Committee takes a wide range of factors into account in evaluating the suitability of director candidates, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment; understanding of our business; education and professional background; and reputation for integrity.

On December 10, 2003, the Nominating Committee, by resolution of the Board, was created as a separate committee of our Board. Prior to that date, the Nominating Committee had existed as a subcommittee of the Corporate Governance Committee. Daniel Goldin, Donald Jacobs (Chair) and Terry Lengfelder served on the subcommittee and continue as members of the Committee. Each member of the Nominating Committee is independent, as independence for nominating committee members is defined in the listing standards of the Nasdaq Stock Market. The Nominating Committee met one time during 2003.

Shareholder Recommendations of Candidates for the Board of Directors

The Nominating Committee will consider director candidates recommended by our shareholders. Shareholders wishing to recommend a candidate to the Nominating Committee should do so by submitting the recommendation in writing to our Corporate Secretary at 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Any recommendation submitted by a shareholder must include the same information concerning the candidate and the shareholder as would be required under our Restated Bylaws if the shareholder were nominating that candidate directly. Those information requirements, together with a more complete description of the process pursuant to which shareholders may recommend director candidates, are available at www.cdw.com/corporategovernance. The Nominating Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

Shareholder Communications with the Board of Directors

Shareholders wishing to communicate with the Board of Directors, either as a whole or with any individual member, may do so by following the procedures that have been established for such communications by our Board of Directors. These procedures are described at www.cdw.com/corporategovernance.

Director Compensation

Under our director compensation program in effect during 2003, non-employee directors were paid an annual fee of $30,000. Directors had the option to choose to be paid their annual fee in cash or stock options granted under the 2000 Plan, or a combination of both. In addition, non-employee directors received an automatic annual grant of stock options to purchase 10,000 shares of our Common Stock under the 2000 Plan. The 2000 Plan also provided that newly elected or appointed non-employee directors would be granted stock options to purchase 20,000 shares of our Common Stock upon becoming a director.

In 2003, the Corporate Governance Committee, with assistance from outside compensation consultants, determined that the compensation package for non-employee directors should be changed by reducing the value of the equity component of the overall package and increasing the value of the cash component. The Corporate Governance Committee therefore recommended to the Board that all non-employee directors receive, in fiscal 2004 and beyond, an annual cash retainer of $50,000 and an annual grant of options having a Black-Scholes value of $150,000. Based on a Black-Scholes valuation done as of April 1, 2004, this would result in an award of an option to purchase 4,217 shares of our Common Stock. The Corporate Governance Committee also recommended that new non-employee directors receive a one-time grant of 1,000 shares of restricted stock.

The Board has approved these changes, subject to shareholder approval of the 2004 Director Plan, which is discussed above on pages 9-13. If shareholders do not approve the 2004 Director Plan, none of the changes to the director compensation package described above (including the proposed change to the cash retainer) will be implemented. If shareholders do approve the 2004 Director Plan, then all of the changes to the director compensation package described above (including the proposed change to the cash retainer) will be implemented.

Stock Beneficially Owned by Directors, Certain Executive Officers and Our Largest Shareholders

The table below lists the beneficial ownership of our Common Stock by our directors, each executive officer named in the summary compensation table on page 23, our directors and executive officers as a group and each person or group that is known by to be the beneficial owner of more than 5% of our Common Stock. Except as otherwise noted below, (i) this information in this table is given as of April 1, 2004 and (ii) the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. We received the information with respect to beneficial ownership from the respective shareholders.

	Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Michael P. Krasny (1) (2) (3)	17,709,901	21.1%
A I M Management Group, Inc. (4)	4,249,238	5.1%
Michelle L. Collins (5)	84,946	*
Casey G. Cowell (6)	176,242	*
Douglas E. Eckrote (7)	44,932	*
John A. Edwardson (8)	1,230,773	1.4%
Daniel S. Goldin (9)	10,000	*
Harry J. Harczak, Jr. (10)	37,520	*
Donald P. Jacobs (11)	38,217	*
Barbara A. Klein (12)	16,980	*
Terry L. Lengfelder (13)	27,000	*
James R. Shanks (14)	34,118	*
Jonathan J. Stevens (15)	32,460	*
Susan D. Wellington (16)	8,085	*
Brian E. Williams (17)	40,777	*
All directors and executive officers as a group (17 persons)	19,508,939	22.9%

*	Less than 1%

(1)	The address for Mr. Krasny is c/o Sawdust Investment Management Corp., 812 Skokie Blvd., Northbrook, IL 60062.

(2)	Includes 38,638 shares owned by Mr. Krasny’s minor stepson.

(3)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 6,000 shares of Common Stock.

(4)	The address for A I M Management Group, Inc. is 11 Greenway Plaza, Suite 100, Houston, TX 77046. The number of shares held was obtained from the holder’s Schedule 13G filing with the Securities and Exchange Commission dated February 10, 2004, which reported ownership as of December 31, 2003.

(5)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 82,946 shares of Common Stock.

(6)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 38,502 shares of Common Stock.

(7)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 13,221 shares of Common Stock.

(8)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 1,030,000 shares of Common Stock.

(9)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 10,000 shares of Common Stock.

(10)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 23,800 shares of Common Stock.

(11)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 36,217 shares of Common Stock.

(12)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 16,980 shares of Common Stock.

(13)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 26,000 shares of Common Stock.

(14)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 18,320 shares of Common Stock.

(15)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 32,460 shares of Common Stock.

(16)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 6,285 shares of Common Stock.

(17)	Includes options, exercisable as of April 1, 2004 or within 60 days thereafter, to acquire 38,359 shares of Common Stock.

Equity Compensation Plan Information

The table below shows information, as of December 31, 2003, regarding securities authorized for issuance under our equity compensation plans. The numbers included in this table have been adjusted to account for all splits in our Common Stock that have occurred since our initial public offering.

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders	4,748,035		$39.34	6,917,297 (1)
Equity Compensation Plans Not Approved by Shareholders	6,179,827	(2)(3)	23.40	—
Total	10,927,862		$30.33	6,917,297

(1)	Includes approximately 400,000 shares available under our Employee Stock Purchase Plan (“ESPP”). Under the ESPP, each eligible employee may purchase up to 325 shares of our Common Stock per quarter at a purchase price per share equal to 85% of the lesser of the fair market value of the stock on the first or last business day of the quarterly offering period.

(2)	Includes options granted under the CDW Incentive Stock Option Plan (“1993 Plan”), which was adopted at the time of our initial public offering in May 1993. The 1993 Plan gave our Compensation and Stock Option Committee the authority to grant non-statutory options to coworkers employed with CDW and our subsidiaries. The total number of shares available for awards under the 1993 Plan was 4,200,000, reduced on a share-for-share basis by shares for which options were outstanding under the CDW Director Stock Option Plan. Upon approval by our shareholders of the 2000 Plan in May 2000, all future grants under the 1993 Plan were suspended and the number of shares available for future grants were transferred to the 2000 Plan.

(3)	Includes options granted under the CDW 1996 Incentive Stock Option Plan (“1996 Plan”), which was adopted in November 1996. The 1996 Plan gave our Compensation and Stock Option Committee the authority to grant non-statutory options to directors and coworkers employed with CDW and our subsidiaries. The total number of shares available for awards under the 1996 Plan was 12,000,000. Upon approval by our shareholders of the 2000 Plan in May 2000, all future grants under the 1996 Plan were suspended and the number of shares available for future grants were transferred to the 2000 Plan.

Management

Listed in the table below are the names, ages and titles of each of our executive officers as of March 1, 2004. Executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and qualified.

Name	Age	Position(s)
John A. Edwardson	54	Chairman of the Board and Chief Executive Officer
Harry J. Harczak, Jr.	47	Executive Vice President — Sales
James R. Shanks	39	Executive Vice President and President, CDW Government, Inc.
Douglas E. Eckrote	39	Senior Vice President — Purchasing and Operations
Barbara A. Klein	49	Senior Vice President and Chief Financial Officer
Arthur S. Friedson	49	Vice President — Coworker Services
Christine A. Leahy	39	Vice President, General Counsel and Corporate Secretary
Diane I. Primo	48	Vice President and Chief Marketing Officer
Jonathan J. Stevens	34	Vice President and Chief Information Officer

Mr. Edwardson is discussed above as he also serves as a director and is seeking reelection.

Harry J. Harczak, Jr. serves as our Executive Vice President — Sales. Mr. Harczak served as our Chief Financial Officer from May 1994 until January 2002. Mr. Harczak also served as Treasurer from 1998 until January 2002 and Secretary from 2000 until January 2002. Mr. Harczak was appointed our Executive Vice President Corporate Strategy in June 2001. Prior to joining us, Mr. Harczak was an audit partner in the accounting firm of Coopers & Lybrand L.L.P. where he worked since 1978. Mr. Harczak is responsible for our sales force serving the corporate customer segment in the United States and our Canadian business operations. Mr. Harczak currently serves on the Board of Directors of U.S. Cellular Corporation. He is a 1978 graduate of DePaul University, where he earned a Bachelor of Science degree in Accounting, and a 1995 graduate of the University of Chicago Executive Program, where he earned a Master of Business Administration degree.

James R. Shanks serves as our Executive Vice President and as President of CDW Government, Inc., our wholly-owned subsidiary serving the public sector. Mr. Shanks joined us in 1993 as Director of Information Technology, was appointed Vice President — Information Systems in 1996 and served as Chief Information Officer from 1999 until 2001. Prior to joining us, Mr. Shanks was employed by American Hotel Register from January 1985 to August 1993 as Manager of Information Systems. Mr. Shanks is a 1991 graduate of Barat College where he earned a Bachelor of Science degree in Computer Information Systems and a 1996 graduate of Northwestern University’s Kellogg School of Management.

Douglas E. Eckrote serves as our Senior Vice President — Purchasing and Operations. Mr. Eckrote joined us in January 1989 and since that time has served as an Account Manager, Sales Manager and Director of Operations. Mr. Eckrote was appointed Vice President — Operations in January 1999 and Senior Vice President — Purchasing in April 2001. Mr. Eckrote has primary responsibility for product acquisition, customer relations, managing vendor relationships and our warehousing, distribution and technical service functions. He is a 1986 graduate of Purdue University where he earned a Bachelor of Science degree in Agricultural Sales and Marketing.

Barbara A. Klein serves as our Senior Vice President and Chief Financial Officer. Ms. Klein joined us in February 2002 and is responsible for financial planning and analysis, accounting, SEC reporting, budgeting, treasury, tax, risk management, internal audit, investor relations, corporate development and strategy. Prior to joining us she served as Vice President, Finance and Chief Financial Officer of Dean Foods Company. Prior to Dean Foods, Ms. Klein served as Vice President and Corporate Controller for Ameritech Corporation. Additionally, Ms. Klein has held senior management positions at Pillsbury and

Sears, Roebuck and Co. and currently serves on the Board of Directors of Corn Products International. Ms. Klein graduated from Marquette University with a Bachelor of Science degree in Accounting and Finance and earned a Master of Business Administration degree from Loyola University. She is a certified public accountant and member of the American Institute of CPAs and the Illinois Society of CPAs.

Arthur S. Friedson serves as our Vice President — Coworker Services. Mr. Friedson joined us in May 1997 as Director of Human Resources and was named Vice President — Coworker Services in January 2000. Mr. Friedson oversees our coworker services function which provides comprehensive assistance to our coworkers in a variety of areas including benefits, compensation, performance management, recruitment and learning and development. Prior to joining us, Mr. Friedson had more than 15 years of experience in human resource management at Columbia/HCA Healthcare Corporation and Amoco Corporation. Mr. Friedson is a 1980 graduate of The City College, City University of New York where he earned a Bachelor of Arts degree in Psychology and a 1983 graduate of Loyola University of Chicago where he earned a Master of Science degree in Industrial Relations.

Christine A. Leahy serves as our Vice President, General Counsel and Corporate Secretary and is responsible for managing all of our legal affairs. Ms. Leahy joined us in January 2002. Before joining us, Ms. Leahy served as a corporate partner in the Chicago office of Sidley Austin Brown & Wood LLP where she specialized in corporate governance, securities law, mergers and acquisitions and strategic counseling. Ms. Leahy received her undergraduate degree from Brown University in 1986 and her J.D. from Boston College Law School in 1991.

Diane I. Primo serves as our Vice President and Chief Marketing Officer. Ms. Primo joined us in June 2003 and is responsible for the strategy and development of our advertising, product marketing, partner development, marketing intelligence and research, catalogs and collateral materials, creative services, relationship marketing and corporate communications. Prior to joining us, Ms. Primo served as CEO at WeServeHomes. Prior to WeServeHomes, Ms. Primo served as President of Product Marketing for SBC/Ameritech. Additionally, Ms. Primo has held senior management positions at Quaker Oats. Ms. Primo received her undergraduate degree from Smith College and a Master of Business Administration degree from Harvard University. She serves on the Board of Directors of the Chicago Sinfonietta, Peopleclick, Inc., and the Foundation for Independent & Higher Education. She is also a member of the Chicago Network.

Jonathan J. Stevens serves as our Vice President and Chief Information Officer. Mr. Stevens joined us in June 2001 as our Vice President — Information Technology and was named Chief Information Officer in January 2002. Mr. Stevens is responsible for the strategic direction of our information technology infrastructure, applications development, help desk, Web development and e-commerce initiatives. Prior to joining us, Mr. Stevens served as regional technology director for Avanade, an international technology integration company formed through an alliance between Microsoft and Accenture. Previously, Mr. Stevens was a principal with Microsoft Consulting Services and led an IT group for a corporate division of AT&T/NCR. Mr. Stevens is a graduate of the University of Dayton where he earned a Bachelor of Science degree in Computer Information Systems Management.

Employment Related Agreements

We entered into an employment agreement with John A. Edwardson on January 28, 2001. The agreement provides for Mr. Edwardson to serve as Chief Executive Officer for an initial five-year term with annual renewal provisions effective after that initial term. His agreement states that during his employment, we will nominate him for election as a member of the Board of Directors and, if he is elected, he will be appointed Chairman of the Board. Mr. Edwardson received an initial annual base salary of $600,000, which is subject to annual review by the Compensation and Stock Option Committee, and he participates in our Senior Management Incentive Plan. Incentive bonuses under the Senior Management Incentive Plan are based on objective criteria established and approved by the Compensation and Stock Option Committee each year.

Under his employment agreement, Mr. Edwardson received non-qualified stock options to purchase 1,600,000 shares of our Common Stock under our 2000 Plan. The exercise price of these options is $36.625, the fair market value of our Common Stock on the date of grant. One-fifth of these options vest on each of the first five anniversaries of the employment agreement. In addition, Mr. Edwardson was granted a restricted stock award of 100,000 shares of Common Stock that vests in equal annual installments on the first four anniversaries of the date of grant. If Mr. Edwardson’s employment is terminated without “Cause” or by Mr. Edwardson for “Good Reason,” one-half of any unexercisable such options will immediately become exercisable and one-half of the portion of the restricted stock award that is not vested will immediately become vested. In addition, under the terms of the employment agreement, Mr. Edwardson is granted annually non-qualified stock options to purchase 150,000 shares of our Common Stock, which options will be subject to terms substantially similar to the terms of the options described above.

If the employment agreement is terminated without Cause or by Mr. Edwardson for Good Reason (as such terms are defined in his employment agreement), he is entitled to a lump sum cash payment equal to two times the sum of his annual base salary and his average annual bonus and to pay certain accrued obligations through the date of termination. For purposes of the employment agreement, Good Reason includes the failure to elect Mr. Edwardson as Chairman of the Board immediately following each annual meeting of shareholders during the employment period. Such election is possible only if the shareholders re-elect Mr. Edwardson as a member of the Board, and if he is not so re-elected, he will be entitled to terminate the employment agreement for Good Reason and receive the payments described above. The agreement also contains standard non-competition and non-solicitation covenants covering the term of his employment and a period of two years after his employment is terminated.

We have also entered into a transitional compensation agreement with Mr. Edwardson. In the event of a Change in Control (as defined in the transitional compensation agreement), all unvested stock options, restricted stock and other equity awards to Mr. Edwardson will vest in full, and will remain exercisable for the period provided in the applicable award agreement. If there is a qualifying termination (as defined in the transitional compensation agreement), Mr. Edwardson will receive the following benefits in place of benefits under the employment agreement: (i) payment in a lump sum of an amount equal to 300% of his base salary and his average annual bonus, (ii) prorated annual incentive bonus (based on the target bonus under the Incentive Plan) through the date of termination, (iii) payment of all accrued obligations through the date of termination in a lump sum and (iv) the continuation of all welfare benefits and senior executive perquisites for a period of two years or an equivalent lump sum cash payment. In the event that such payments and benefits subject Mr. Edwardson to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Edwardson would be entitled to receive a “gross-up” payment, unless his net after-tax benefit resulting from such gross-up payment, as compared to a reduction of such payments and benefits so that no excise tax is incurred, is less than $100,000.

Certain Arrangements with Other Executive Officers

Transitional Compensation Agreements

We have entered into transitional compensation agreements with each of our executive officers (other than Mr. Edwardson). The agreements generally provide that in the event the executive’s employment is terminated without Cause or by the executive for Good Reason within two years after a Change in Control (as such terms are defined in the agreements), the executive will receive the following benefits in lieu of any other severance under any severance plan, policy or arrangement (including the Compensation Protection for Executives described below): (i) payment in a lump sum of an amount equal to 250% of the executive’s base salary and bonus (calculating the amount of the bonus as the higher of (A) the executive’s target bonus during the year in which the Change in Control occurs and (B) the executive’s average bonus for the prior three years), (ii) prorated annual incentive bonus (based on the target bonus under the Incentive Plan) through the date of termination, (iii) payment of all accrued obligations through the date of termination in a lump sum, (iv) the continuation of all welfare benefits for a period of two years or an equivalent lump sum cash payment and (v) outplacement services of up to $20,000. In the event that such payments and benefits subject the executive to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the executive would be entitled to receive a “gross-up” payment, unless the executive’s net after-tax benefit resulting from such gross-up payment, as compared to a reduction of such payments and benefits so that no excise tax is incurred, is less than $100,000.

Executive Compensation Protection Plan

We have also adopted a Compensation Protection Plan for Executives in which each of our executive officers (other than Mr. Edwardson) participates. Under this plan, in the event the executive is terminated without Cause (as defined in the plan), the executive will receive the following benefits: (i) continuation in accordance with our regular payroll practices of the executive’s base salary for two years, (ii) payment of 200% of the executive’s bonus which would have been earned if the executive had remained employed by us for the full fiscal year in which the termination date occurs (“Termination Year Bonus”), which payment will be made in two equal installments (on the first and second anniversaries of the executive’s termination date), (iii) prorated annual incentive bonus (based on the Termination Year Bonus) through the date of termination, (iv) the continuation of medical, dental, accident and life insurance coverage for two years or, if earlier, the date that the executive becomes eligible for each such type of insurance coverage from a subsequent employer and (v) outplacement services of up to $20,000. An executive is required to execute a general release agreement in our favor to receive the foregoing benefits. Each executive officer also entered into a noncompetition agreement to receive these benefits.

Certain Transactions

We agreed to pay the costs associated with an executive assistant for Mr. Krasny during the two-year period following his May 23, 2001 resignation as Chairman. We have extended this agreement for one year, but Mr. Krasny has reimbursed us for the costs incurred for the third year. In 2003, we paid approximately $65,344 for Mr. Krasny’s executive assistant under this arrangement.

In addition, Mr. Krasny participates in our health-insurance program on the same basis as our coworkers, except that he pays both the employer and coworker portions of the premiums associated with his coverage. As of December 31, 2004 Mr. Krasny will no longer participate in our health-insurance program.

Executive Compensation

The table below summarizes the annual and long-term compensation for the last three fiscal years for (i) John A. Edwardson, our Chief Executive Officer, and (ii) our next five most highly-compensated executive officers in 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)		All Other Compensation ($) (2)
John A. Edwardson	2003	$675,000	$1,022,900	—	—		150,000		$3,870
Chairman of the Board and	2002	$675,000	$1,000,775	—	—		100,000	(3)	$4,160
Chief Executive Officer	2001	$546,923	$874,003	—	$3,662,500	(4)	1,608,067		$3,779

Harry J. Harczak, Jr.	2003	$300,000	$707,875	—	—		35,000		$3,870
Executive Vice President,	2002	$250,000	$753,375	—	—		25,000		$4,160
Sales	2001	$202,186	$588,003	—	—		16,049		$3,779

James R. Shanks	2003	$250,000	$643,485	—	—		24,600		$3,870
President —	2002	$225,000	$651,625	—	—		22,000		$4,160
CDW Government, Inc.	2001	$202,186	$586,188	—	—		16,049		$3,779

Douglas E. Eckrote	2003	$225,000	$582,500	—	—		22,500		$3,870
Senior Vice President,	2002	$205,000	$583,750	—	—		19,200		$4,160
Purchasing and Operations	2001	$186,837	$486,495	—	—		15,058		$3,779

Jonathan J. Stevens	2003	$215,000	$515,250	—	—		12,300		$3,870
Vice President and Chief	2002	$215,000	$505,000	—	—		30,000		$4,160
Information Officer	2001	$100,000	$208,109	—	—		30,000		$3,532

Barbara A. Klein	2003	$250,000	$460,000	—	—		20,500		$3,870
Senior Vice President and	2002	$205,096	$403,750	—	—		32,200		$3,660
Chief Financial Officer	2001	—	—	—	—		—		—

(1)	Amounts reflected are pursuant to performance-based compensation programs, including travel incentive awards and company-wide bonus plans.

(2)	Reflects contributions to the account of each of these executive officers under the CDW Corporation Employees’ Profit Sharing Plan and Trust. The amounts for the 2003 contributions represent our best estimate, as final calculations have not been completed as of the date of this Proxy Statement.

(3)	Mr. Edwardson waived his right under his employment agreement to receive options to purchase 150,000 shares of Common Stock and was instead granted options to purchase 100,000 shares of Common Stock. Mr. Edwardson took this action so additional options could be available for grant to other coworkers.

(4)	On January 28, 2001, the date of his hiring as Chief Executive Officer, Mr. Edwardson received a grant of 100,000 shares of restricted stock, which shares vest in equal annual installments on the first four anniversaries of the date of grant. 50,000 of such shares were still subject to restriction on December 31, 2003. The dollar value of these 50,000 shares was, as of such date, $2,888,000. Cash dividends are paid on the shares of restricted stock held by Mr. Edwardson at the same rate, and in the same amounts, as dividends are paid on all of our shares of outstanding Common Stock.

OPTION GRANTS IN 2003

The table below summarizes stock option grants made in 2003 to (i) Mr. Edwardson and (ii) our next five most highly-compensated executive officers in 2003.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted		% of Total Options Granted Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Market Price on Grant Date ($/Sh)	Expiration Date	5% ($)	10% ($)
John A. Edwardson	150,000	(1)	13.39%	$44.09	$44.09	2/01/2013	$4,159,195	$10,540,216
Harry J. Harczak, Jr.	35,000	(1)	3.13%	$44.09	$44.09	2/01/2013	$970,479	$2,459,384
James R. Shanks	24,600	(1)	2.20%	$44.09	$44.09	2/01/2013	$682,108	$1,728,595
Douglas E. Eckrote	22,500	(1)	2.01%	$44.09	$44.09	2/01/2013	$623,879	$1,581,032
Jonathan J. Stevens	12,300	(1)	1.10%	$44.09	$44.09	2/01/2013	$341,054	$864,298
Barbara A. Klein	20,500	(1)	1.83%	$44.09	$44.09	2/01/2013	$568,423	$1,440,496

(1)	Options become exercisable at the rate of 20% per year, beginning February 1, 2004. Options become fully exercisable upon a change-in-control.

2003 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The table below summarizes options exercised during 2003 and unexercised options to purchase our Common Stock held at December 31, 2003 by (i) Mr. Edwardson and (ii) our next five most highly-compensated executive officers in 2003.

			Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Edwardson	—	—	660,000	1,198,067	$13,569,000	$22,976,369
Harry J. Harczak, Jr.	96,037	$3,453,450	19,025	429,533	$507,227	$13,731,748
James R. Shanks	72,337	$2,480,249	10,225	416,733	$403,914	$13,584,468
Douglas E. Eckrote	123,600	$4,280,776	10,145	399,562	$320,344	$12,906,528
Jonathan J. Stevens	—	—	18,000	54,300	$264,700	$605,941
Barbara A. Klein	—	—	6,440	46,260	$15,697	$343,024

(1)	Based on the closing price as reported by the Nasdaq Stock Market of our Common Stock on December 31, 2003 ($57.760), less the respective exercise prices.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require our executive officers and directors and persons who own more than 10% of our stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and persons owning more than 10% of our stock are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and written representations that no other reports were required for those persons, we believe that during the year ended December 31, 2003, all persons subject to Section 16(a) were in compliance with all Section 16(a) filing requirements.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The Compensation and Stock Option Committee (the “Committee”) is currently comprised of four independent directors.

Compensation Policy

General. Our executive compensation program is designed to advance the interests of the Company by attracting, motivating and retaining well-qualified executives, managers and other key employees and to align their interests with those of the Company’s shareholders by providing them with performance-based incentives linked to corporate performance factors. The three primary components of the Company’s executive compensation program are:

(i)	base salary;

(ii)	annual incentive awards; and

(iii)	long-term incentive awards in the form of stock option grants.

The 2003 executive compensation plan was consistent with the direction set by the Committee in 2000 and reviewed and revised in subsequent years. The plan is designed to reflect the following defining characteristics:

•	Retention of high quality executives

•	Focus on pay-for-performance

•	Capable of delivering highly differentiated rewards

•	Externally competitive and market-based

•	Flexible and balanced in performance orientation

•	Well integrated with other coworker programs to reinforce commonality of purpose

•	Straightforward, simple and well communicated

•	Anchored in a consistent and logical framework

•	Oriented toward delivery of an effective total compensation package

During 2003, the Committee reviewed and revised the comparison group (the “Peer Companies”) for its study of executive compensation in the market. The group includes certain direct competitors where data was publicly available, companies with whom we compete for executive talent, companies of similar size, and companies headquartered in the Chicago metropolitan area. The Peer Companies include some of the companies utilized in the Stock Performance Graph that the Committee determined were appropriate for compensation comparison purposes.

Base Salary. Base salaries for executive officers of the Company reflect their level of experience, past and expected future performance and market conditions. Base salaries for each executive role are targeted at or near the 50th percentile among Peer Companies. For 2003, base salaries for executive officers were generally held constant or increased moderately, where appropriate, based on the established 50th percentile target.

Annual Incentive Awards. The annual incentive element of the Company’s executive compensation program is awarded pursuant to the Company’s Senior Management Incentive Plan. The Senior Management Incentive Plan has been designed to provide opportunities for awards that will place executive total cash compensation at or near the 75th percentile among the Peer Companies, provided the Company achieves pre-established operating income levels. For 2003, awards under the plan were based predominantly upon achievement of pre-established goals related to growth in income from operations and also on the achievement of individual performance goals.

The Committee modified the award calculation matrix in order to (i) increase potential bonuses when results exceed budgeted operating income target and (ii) increase the minimum percentage of target that must be attained before bonuses will be awarded.

The Committee continued to incorporate greater emphasis on individual accountability for business results, particularly among the senior executive group. Accordingly, starting in 2002 and continuing in 2003, final awards under the Senior Management Incentive Plan also take into account individual performance relative to established goals and objectives, as well as other business factors that the Committee deems relevant to attainment of the Company’s overall financial goals and strategic vision. For 2003, awards under the plan were impacted by level of achievement of individual performance goals for the year, and awards for this year showed greater variability between individual executives than in prior years.

In addition to the Senior Management Incentive Plan, the Company’s executives participate in a company-wide management bonus pool. Each executive officer received a $10,000 allocation of the pool for 2003.

Long-Term Incentive Awards. The long-term incentive element of the Company’s executive compensation program consists of the grant of stock options to employees, including the Company’s executive officers. Stock options have been granted to the executive officers with an exercise price equal to 100% of fair market value as of the date of grant. For the 2003 compensation year, the Company’s long-term incentive program was configured to provide opportunities at or near the 75th percentile among the Peer Companies, underlining the emphasis on longer-term results that the Committee believes is appropriate for senior executive team members. Once the amount of the award was determined based upon this comparative information, the number of stock options granted was determined by dividing the amount of the award by the Black-Scholes valuation on the date of the grant of the options.

Compensation of the Chief Executive Officer

For 2003, Mr. Edwardson received base salary of $675,000, a bonus of $1,000,000, and a stock option grant of 150,000 options with an exercise price equal to 100% of fair market value as of the date of grant. The base salary of Mr. Edwardson was initially established by the terms of his employment agreement in 2001 and is subject to periodic adjustments by the Committee. However, because Mr. Edwardson’s base salary remained competitive with chief executive officers of Peer Companies, no such adjustments were made in 2003. Mr. Edwardson’s bonus compensation was calculated according to the same criteria used for the other executive officers.

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally structures the performance-based portion of the compensation of its executive officers in a manner that complies with this provision so that such amounts will be deductible to the Company. However, there may be circumstances when the Company determines to forgo any or all of the tax deduction to further the long-term interests of our shareholders.

COMPENSATION AND STOCK OPTION COMMITTEE

Michelle L. Collins
Casey G. Cowell
Susan D. Wellington
Brian E. Williams

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three independent directors. Its duties and responsibilities are set forth in a written charter (the “Audit Committee Charter”) that is attached as Annex B to this Proxy.

In the course of fulfilling its responsibilities during fiscal year 2003, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements for the year ended December 31, 2003;

•	discussed with representatives of PricewaterhouseCoopers LLP (the “Independent Auditor”) the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	received the written disclosures and the letter from the Independent Auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended;

•	discussed with the Independent Auditor its independence from the Company and management; and

•	considered whether the provision by the Independent Auditor of non-audit services is compatible with maintaining the Independent Auditor’s independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

THE AUDIT COMMITTEE

Michelle L. Collins
Donald P. Jacobs
Terry L. Lengfelder

Stock Performance

The graph and chart below compare five-year returns of our Common Stock with those of the S&P MidCap 400 Index and a selected peer group of companies. The graph and chart assume $100 was invested on December 31, 1998 and that all dividends have been reinvested. The selected peer group consists of CompuCom Systems, Inc., GTSI Corp., Insight Enterprises, Inc., PC Connection, Inc., PC Mall, Inc. and Zones, Inc. Historical stock price performance shown on the graph is not necessarily indicative of future price performance.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
CDW Corporation	$100	$164	$116	$224	$183	$242
S&P Midcap 400 Index	$100	$115	$135	$134	$115	$155
Peer Group	$100	$115	$61	$89	$49	$85

Shareholder Proposals for the 2005 Annual Meeting

If you would like to submit a proposal for inclusion in our proxy soliciting material for the 2005 Annual Meeting of Shareholders, you must submit your proposal, in writing, by December 18, 2004. You must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities Exchange Act of 1934 in order for us to consider including your proposal in the 2005 Proxy Statement.

Our proxy holders will exercise discretionary authority to vote any shares for which we have received returned proxies on shareholder proposals properly presented at the 2005 Annual Meeting of Shareholders which are not included in our proxy soliciting materials. For those shareholder proposals submitted before March 2, 2005, but not included in our proxy soliciting materials, we will need to disclose a short explanation of the proposal and how the proxy holder intends to vote in the proxy solicitation materials in order to allow our proxy holders to exercise discretionary authority. Our proxy holders will not be permitted to exercise this discretionary authority if the shareholder submitting such proposal satisfies certain requirements of the Securities and Exchange Commission, including the mailing of a separate Proxy Statement to our shareholders.

All shareholder proposals should be directed to our Corporate Secretary at 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061.

Annex A

2004 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

I. INTRODUCTION

1.1  Purposes. The purposes of the 2004 Non-Employee Director Equity Compensation Plan (the “Plan”) of CDW Corporation, an Illinois corporation (the “Company”), are (i) to align the interests of the Company’s shareholders and directors who are not officers or employees of the Company (“Non-Employee Directors”) by increasing the proprietary interest of Non-Employee Directors in the Company’s growth and success and (ii) to advance the interests of the Company by attracting, motivating and retaining highly qualified Non-Employee Directors.

1.2  Administration. This Plan shall be administered by a committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”) consisting of two or more members of the Board. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish rules and regulations it deems necessary or desirable for its administration. All such interpretations, rules and regulations shall be final, binding and conclusive. Each award shall be evidenced by a written agreement (an “Agreement”) between the Company and the Non-Employee Director setting forth the terms and conditions of such award. The Committee may, in its sole discretion and for any reason at any time, take action such that any or all outstanding options shall become exercisable in part or in full and all or a portion of the restriction period applicable to any restricted stock award shall lapse. Notwithstanding anything in this Plan to the contrary and subject to Section 3.7, without the approval of shareholders, the Committee will not reprice a previously granted option.

No member of the Board or Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-Laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.3  Shares Available. Subject to adjustment as provided in Section 3.7, 400,000 shares of the common stock, par value $0.01 per share, of the Company (“Common Stock”), shall be available for grants of options and restricted stock awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options or restricted stock awards. To the extent that shares of Common Stock subject to an outstanding option or restricted stock award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or restricted stock award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an option or to satisfy all or a portion of the tax withholding obligations relating to an option or restricted stock award, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.4  Relationship to CDW 2000 Incentive Stock Option Plan. If this Plan becomes effective, on the date of the 2004 annual meeting of shareholders Non-Employee Directors shall receive awards pursuant to the terms of this Plan only, and no further awards, on the date of the 2004 annual meeting of shareholders or otherwise, shall be made to Non-Employee Directors under the CDW 2000 Incentive Stock Option Plan.

II. PROVISIONS RELATING TO EQUITY GRANTS FOR NON-EMPLOYEE DIRECTORS

2.1  Eligibility. Each Non-Employee Director shall be granted stock options to purchase shares of Common Stock in accordance with this Article II. All stock options granted under this Article II are not intended to constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, Non-Employee Directors shall be granted restricted stock awards in accordance with this Article II.

2.2  Automatic Grants of Stock Options. Each Non-Employee Director shall be granted stock options as follows:

(a)  Time of Grants; Number of Shares. On the date of the 2004 Annual Meeting of Shareholders of the Company and, thereafter, on the date of each Annual Meeting of Shareholders of the Company, each person who is a Non-Employee Director immediately after such annual meeting of shareholders shall be granted an option to purchase shares of Common Stock, which option shall have a value on the date of grant equal to $150,000, determined in accordance with the Black-Scholes valuation model. In addition, each Non-Employee Director who is first elected or first begins to serve on a date other than the date of an Annual Meeting of Shareholders shall on the date he or she becomes a director be granted an option to purchase shares of Common Stock, which option shall have a value on the date of grant equal to $150,000 multiplied by a fraction (i) the numerator of which is the number of days between (A) the date on which such director is first elected or begins to serve and (B) the date that is one year after the date of the previous year’s Annual Meeting of Shareholders and (ii) the denominator of which is 365.

Such options shall be granted at a purchase price per share equal to 100% of the Fair Market Value of the Common Stock on the date of grant of such option. The “Fair Market Value” of a share of Common Stock on a given date is the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on that date, or if there are no reported transactions on such date, on the next preceding date for which a transaction was reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means it, in the good faith exercise of its discretion, shall deem appropriate.

(b)  Option Period and Exercisability. Except as otherwise provided herein, each option granted under this Section 2.2 shall become exercisable (i) on and after the first anniversary of its date of grant with respect to one-fifth of the number of shares of Common Stock subject to such option on its date of grant and (ii) on and after each subsequent anniversary of its date of grant, through and including the fifth anniversary of its date of grant, with respect to an additional one-fifth of the number of shares of Common Stock subject to such option on its date of grant. Each option granted under this Section 2.2 shall expire 10 years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

(c)  Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) to the extent permitted by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (D) to the extent expressly authorized by the Committee, through a cashless exercise arrangement with the Company or (E) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

(d)  Termination of Directorship.

(i)  Disability. If the holder of an option granted under this Section 2.2 ceases to be a director of the Company by reason of Disability, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (A) the date which is three years after the effective date of such holder’s ceasing to be a director and (B) the expiration date of the term of such option. For purposes of this Plan, “Disability” shall mean the inability of an optionee substantially to perform such optionee’s duties and responsibilities for a continuous period of at least six months.

(ii)  Retirement. If the holder of an option granted under this Section 2.2 ceases to be a director of the Company by reason of retirement after a minimum of 10 years of continuous service as a director of the Company or by reason of retirement following the director having reached the Company’s mandatory retirement age for a director, if any (each, a “Retirement as a Director”), each such option held by such holder (A) shall, to the extent not exercisable as of the effective date of the optionee’s Retirement as a Director, become exercisable in accordance with the vesting provisions set forth in the Agreement relating to such option and (B) upon becoming exercisable may be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earlier to occur of (x) the date which is five years after the effective date of such holder’s Retirement as a Director and (y) the expiration date of the term of such option.

(iii)  Death. If the holder of an option granted under this Section 2.2 ceases to be a director of the Company by reason of death, each such option held by such holder shall be fully exercisable on the date of such holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (A) the date which is three years after the date of death and (B) the expiration date of the term of such option.

(iv)  Other Termination. If the holder of an option granted under this Section 2.2 ceases to be a director of the Company for any reason other than Disability, Retirement as a Director, death or for Cause, each such option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder’s ceasing to be a director and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (A) the date which is three years after the effective date of such holder’s ceasing to be a director and (B) the expiration date of the term of such option. For purposes of this Plan, “Cause” shall mean a termination that arises out of or results from (1) the commission of a criminal act, fraud, gross negligence or willful misconduct against, or in derogation of, the interests of the Company; (2) divulging confidential information regarding the Company; (3) interference with the relationship between the Company and any major supplier or customer or (4) as determined pursuant to Section 2.2(e).

(v)  Death Following Termination of Directorship. If the holder of an option granted under this Section 2.2 dies during the period set forth in Section 2.2(d)(i), Section 2.2(d)(ii) or Section 2.2(d)(iv), each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (A) the date which is the later of (x) the date which is one year after the date of death and (y) the date which is three years after the effective date of such holder’s ceasing to be a director, in the case of death during the period set forth in Section 2.2(d)(i) or 2.2(d)(iv) or the date which is five years after the effective date of such holder’s ceasing to be a director in the case of death during the period set forth in Section 2.2(d)(ii), and (B) the expiration date of the term of such option.

(vi)  For Cause. Notwithstanding anything to the contrary in this Plan or in any Agreement relating to an option, if the holder of an option granted under this Section 2.2 ceases to be a director of the Company for Cause, each option held by such holder shall terminate automatically on the effective date of such holder’s ceasing to be a director of the Company.

(e)  Certain Defined Terms. If a Non-Employee Director ceases to be a director of the Company because the Non-Employee Director is no longer in compliance with the conflict of interest policies of the Company, the Committee may determine whether the termination of the directorship shall be deemed to be a termination for Cause or a Retirement as a Director. If the Committee determines that such conflict of interest has arisen due to actions of the director, the Committee may determine that such termination of directorship was for Cause. If the Committee determines that such conflict has arisen due to actions of the Company, the Committee may, without regard to the requirements of Section 2.2(d)(ii), determine that such termination of directorship constitutes Retirement as a Director.

2.3  Automatic Grants of Restricted Stock. Each Non-Employee Director shall be granted a restricted stock award as follows:

(a)  Time of Grants; Number of Shares. Each person who is first elected or first begins to serve as a Non-Employee Director, other than by reason of termination of employment, on or after the annual meeting of shareholders of the Company to be held in 2004 shall automatically be granted, on the date of such person’s initial election or commencement of service as a Non-Employee Director, a restricted stock award in the amount of 1,000 shares of Common Stock.

(b)  Vesting. Shares awarded pursuant to a restricted stock award shall be subject to a restriction period commencing on the date of grant of such award and terminating on the fifth anniversary of the date of grant of such award (the “Restriction Period”), shall vest if the holder of such award remains continuously in the service of the Company as a Non-Employee Director during the Restriction Period and shall be forfeited if the holder of such award does not remain continuously in the service of the Company as a Non-Employee Director during the Restriction Period.

Notwithstanding the foregoing paragraph, if the service to the Company as a Non-Employee Director terminates by reason of Disability, Retirement as a Director or death, the Restriction Period shall terminate as of the effective date of such holder’s termination of service.

(c)  Share Certificates. During the Restriction Period, a certificate or certificates representing a restricted stock award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 3.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the restricted stock award. As determined by the Committee, all certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the restricted stock award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period, subject to the Company’s right to require payment of any taxes in accordance with Section 3.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)  Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a restricted stock award, and subject to the terms and conditions of a restricted stock award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

III. GENERAL

3.1  Effective Date and Term of Plan. This Plan, as approved by the Board of Directors on April 7, 2004, shall be submitted to the shareholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2004 annual meeting of shareholders, shall become effective as of the date of approval by the shareholders. This Plan shall terminate ten years after the effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

3.2  Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation (including the rules of the Nasdaq Stock Market). No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

3.3  Agreement. No award shall be valid until an Agreement is executed by the Company and the recipient and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

3.4  Non-Transferability. Unless otherwise specified in the Agreement relating to an award, no award hereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee’s lifetime only by the optionee or the optionee’s legal representative or similar person. Except as permitted by the second preceding sentence, no award hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award hereunder, such award and all rights thereunder shall immediately become null and void.

3.5  Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the holder of an award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an award hereunder.

3.6  Restrictions on Shares. Each award hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such award or the delivery of shares thereunder, such award shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

3.7  Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number (including on its date of grant for purposes of determining exercisability pursuant to Section 2.2(b)) and class of securities subject to each outstanding option or restricted stock award, the purchase price per security, and the number and class of securities subject to each option or restricted stock award to be granted to Non-Employee Directors pursuant to Article II shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

3.8  Change in Control.

(a)  (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section 3.8(b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options shall immediately become exercisable in full and (ii) the Restriction Period applicable to any restricted stock award shall lapse, and there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding option or restricted stock award, the number and class of shares into which each outstanding share of Common Stock shall be converted or for which it shall be exchanged pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made without an increase in the aggregate purchase price or base price.

(2)  Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section 3.8(b)(1) or (2) below, or in the event of a Change in Control pursuant to Section 3.8(b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of (A) the greater of (1) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (2) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control over (B) the purchase price per share of Common Stock subject to the option, and (ii) in the case of a restricted stock award, the number of shares of Common Stock then subject to such restricted stock award, multiplied by the greater of (A) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(b)  “Change in Control” shall mean

(1)  the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of both (x) 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) and (y) combined voting power of the Outstanding Company Voting Securities equal to or in excess of the combined voting power of the Outstanding Company Voting Securities held by the Krasny Family (as hereinafter defined); excluding, however, the following: (A) any acquisition directly from the Company or any member of the Krasny Family (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company or from any member of the Krasny Family), (B) any acquisition by the Company, any member of the Krasny Family or any group that includes a member of the Krasny Family, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 3.8(b) shall be satisfied, provided that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any member of the Krasny Family) shall, by reason of an acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of both (x) 25% or more of the Outstanding Company Voting Securities and (y) combined voting power of the Outstanding Company Voting Securities equal to or in excess of the combined voting power of the Outstanding Company Voting Securities held by the Krasny Family, and such Person shall, after such acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)  individuals who, as of the date of approval of this Plan by the shareholders of the Company, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of approval of this Plan by the shareholders of the Company whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a person or group for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed a member of the Incumbent Board;

(3)  consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, both (x) 25% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (y) combined voting power of the then outstanding securities of such corporation equal to or in excess of the combined voting power of the then outstanding securities of such corporation held by the Krasny Family and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(4)  consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, both (x) 25% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (y) combined voting power of the then outstanding securities thereof equal to or in excess of the combined voting power of the then outstanding securities thereof held by the Krasny Family and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

(c)  “Krasny Family” shall mean Michael P. Krasny, Janet Krasny, any descendant of Michael P. Krasny or Janet Krasny or the spouse of any such descendant (collectively, the “Krasny Family Group”), any trust, partnership or other entity for the benefit of any member of the Krasny Family Group, the estate of any member of the Krasny Family Group or any charitable organization established by any member of the Krasny Family Group.

3.9  Rights as Shareholder. No person shall have any rights as a shareholder of the Company with respect to any shares of Common Stock which are subject to an award hereunder until such person becomes a shareholder of record with respect to such shares of Common Stock.

3.10  Designation of Beneficiary. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee’s executor, administrator, legal representative or similar person.

3.11  Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

Annex B

AUDIT COMMITTEE CHARTER
OF
CDW CORPORATION

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditor (the “Independent Auditor”).

•	Direct the scope and monitor the performance of the Company’s Business Process Assurance department.

•	Provide an avenue of communication among the Independent Auditor, management, the Business Process Assurance department, and the Board of Directors.

While the Committee has been given certain duties and responsibilities pursuant to this Charter, the Committee is not responsible for guaranteeing the accuracy of the Company’s financial statements or the quality of the Company’s accounting practices. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the Independent Auditor. To the extent that procedures included in this Charter go beyond what is required of an audit committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules and the Committee is encouraged to adopt such different or additional procedures as it deems necessary from time to time.

Composition of Committee

The Committee shall be comprised of three or more directors, each of whom (i) meets the independence requirements of the NASDAQ Stock Market, Inc. (“NASDAQ”), and (ii) otherwise satisfies the applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the “Act”) or NASDAQ, provided that the Board may elect to take advantage of any exception from such requirements provided in NASDAQ rules. One member of the Committee shall be a “financial expert,” as such term is defined by the Securities and Exchange Commission (the “SEC”). Determination as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

Committee members shall be appointed by the Board and shall serve for such terms as the Board may determine, or until their earlier resignation, death or removal by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Meetings

The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (i) any provision of this Charter, (ii) any provision of the By-laws of the Company or (iii) the laws of the state of Illinois. The Committee will maintain copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee. A copy of the minutes of each meeting and all consents will be placed in the Company’s minute book.

The Committee shall hold at least four regularly scheduled quarterly meetings and meet more frequently as circumstances dictate. The Committee should meet regularly in executive session with management, the manager of Business Process Assurance, the Independent Auditor, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee, or at least its Chair, will communicate with management and the Independent Auditor quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures prior to public release of information.

Authority

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the Independent Auditor as well as anyone in the organization. The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications. The Committee may form, and delegate authority to, subcommittees when it deems appropriate.

Duties and Responsibilities

The Committee shall:

Review Procedures

1.	Submit this Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review and reassess the adequacy of this Charter at least annually.

3.	Review and discuss the Company’s annual audited financial statements and year-end earnings release with management and the Independent Auditor prior to filing or distribution. The Committee shall make a recommendation to the Board as to whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

4.	Review with management and the Independent Auditor the company’s quarterly financial results prior to the release of earnings. If practicable, the Chairman of the Committee will review the company’s quarterly financial statements prior to filing.

5.	In consultation with management, the Independent Auditor, and the Business Process Assurance department, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

6.	Review with the Independent Auditor, Business Process Assurance department, and management the extent to which any previously-approved changes or improvements in financial or accounting practices and internal controls have been implemented.

7.	Review the Investment Policy of the Company and approve any changes thereto. Report to the Board of Directors on any significant changes.

Independent Auditor

8.	Have the sole authority to appoint, determine funding for, and oversee the Independent Auditor. The Committee shall be responsible for the resolution of disagreements between management and the Independent Auditor regarding financial reporting. The Independent Auditor shall report directly to the Committee. The Committee shall be responsible for evaluating the competence, performance and independence of the Independent Auditor.

9.	Be responsible for the preapproval of all audit services and permissible non-audit services to be provided to the Company by the Independent Auditor, subject to any exceptions provided in the Act. The Committee may delegate to one or more of its members the authority to grant such preapprovals, provided that any such decision of such member or members must be presented to the full Committee at its next scheduled meeting.

10.	Obtain and review annually in connection with the Independent Auditor’s annual audit of the Company’s year-end financial statements (the “Annual Audit”), a report from the Independent Auditor, describing (a) all critical accounting policies and practices to be used in the Annual Audit, (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor, and (c) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences. Discuss with the Independent Auditor any material issues raised in such report.

11.	Review and discuss with the Independent Auditor all significant relationships which the auditor and its affiliates have with the Company and its affiliates in order to determine the Independent Auditor’s independence, including: (i) requesting, receiving and reviewing, on a periodic basis, a formal written statement delineating all relationships which may reasonably be thought to bear on the independence of the Independent Auditor with respect to the Company, including the matters set forth in Independence Standards Board No.1; (ii) discussing with the Independent Auditor any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor; and (iii) taking appropriate action to oversee the independence of the Independent Auditor.

12.	Review and approve the Independent Auditor’s audit plan and engagement letter — discuss scope, staffing, locations, reliance upon management, and Business Process Assurance audits and general audit approach.

13.	Assure the regular rotation of the lead audit partner, the concurring partner and other audit partners engaged in the Annual Audit, to the extent required by law.

14.	Discuss with the Independent Auditor the Independent Auditor’s judgment about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

15.	Review with the Independent Auditor any audit problems or difficulties and management’s response.

Business Process Assurance Department and Legal Compliance

16.	Direct and approve the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Business Process Assurance department including with respect to any outside auditors, counsel, experts or consultants utilized by the Business Process Assurance department. The Business Process Assurance department shall have a direct reporting responsibility to the Board of Directors through the Committee.

17.	Review the appointment and performance of the senior Business Process Assurance executive.

18.	Review significant reports prepared by the Business Process Assurance department together with management’s response and follow-up to these reports.

19.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Responsibilities

20.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review periodically with management and Business Process Assurance these procedures and any significant complaints received.

21.	Annually prepare a report to shareholders as required by SEC regulations. The report should be included in the Company’s annual proxy statement.

22.	Report regularly to the full board, both with respect to the activities of the Committee generally and with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor or the performance of the Business Process Assurance department.

23.	Annually review financial and accounting personnel succession planning within the Company.

24.	Be responsible for the review of all related-party transactions, as such term is defined in applicable regulations of the NASDAQ and the SEC. No such related party transaction may be entered into unless and until it has been approved by the Committee.

25.	Serve, if the Board directs it to do so, as a Qualified Legal Compliance Committee, as such term is defined in SEC regulations.

26.	Perform any other activities consistent with this Charter, the Company’s By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

As adopted by the Board of Directors on January 22, 2004

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ATTN: BOB WELYKI 200 NORTH MILWAUKEE AVENUE VERNON HILLS, IL 60061

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CDW Corporation c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CDWCC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CDW CORPORATION

DIRECTORS
Directors recommend: A vote for election of the following nominees:						To withhold authority to vote, mark “For All Except” to the left and write the number of the nominee(s) on the line below.
			For All	Withhold All	For All Except
1 –	01-Michelle L. Collins 03-John A. Edwardson 05-Donald P. Jacobs 07-Terry L. Lengfelder 09-Brian E. Williams	02-Casey G. Cowell 04-Daniel S. Goldin 06-Michael P. Krasny 08-Susan D. Wellington

					

						For	Against	Abstain
PROPOSALS
Directors recommend: A vote for the following proposals:
2 –	Ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of CDW							

3 –	Approval of the 2004 Non-Employee Director Equity Compensation Plan							

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR items 1, 2, and 3. If any other matters properly come before the meeting, or any adjournment thereof, the persons named in this Proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature [PLEASE SIGN WITHIN BOX] (Joint Owners)			Date

CDW CORPORATION

Annual Meeting of Shareholders – May 20, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of CDW Corporation, an Illinois corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 15, 2004, and hereby appoint(s) Barbara A. Klein and Christine A. Leahy, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Shareholders of CDW Corporation, to be held May 20, 2004 at 5:00 p.m., Central Daylight Time, at 26125 North Riverwoods Boulevard, Mettawa, Illinois 60045, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)